AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 20, 1999
                                                       REGISTRATION NO.  333-
=============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                    -----------------------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                    -----------------------------------

                    COUNTRYWIDE CREDIT INDUSTRIES, INC.
           (Exact name of registrant as specified in its charter)

              DELAWARE                                    13-2641992
   (State or other jurisdiction of                     (I.R.S. Employer
  incorporation or organization)                   Identification Number)

                             4500 PARK GRANADA
                            CALABASAS, CA 91302
            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                    COUNTRYWIDE CREDIT INDUSTRIES, INC.
                     1999 EMPLOYEE STOCK PURCHASE PLAN
                         (Full title of the plans)

                   SANDOR E. SAMUELS, MANAGING DIRECTOR,
                    LEGAL, GENERAL COUNSEL AND SECRETARY
                             4500 PARK GRANADA
                            CALABASAS, CA 91302
                               (818) 225-3505
         (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                                   CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                        PROPOSED MAXIMUM      PROPOSED MAXIMUM
       TITLE OF SECURITIES            AMOUNT TO BE     OFFERING PRICE PER       AGGREGATE               AMOUNT OF
         TO BE REGISTERED            REGISTERED (1)        SHARE (2)          OFFERING PRICE (2)    REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.05 per
share (3)                             500,000 shares    $30.1875               $15,093,750             $4,196.06
=======================================================================================================================

(1) Plus such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event in accordance with Rule 416 of the Securities Act of 1933, as amended.
(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) of the Securities Act of 1933 based upon the average of the high and low prices of the Registrant's common stock, par value $.05 per share, as reported by the New York Stock Exchange on September 16, 1999.
(3) The Common Stock includes Preferred Stock Purchase Rights (the "Rights"). The Rights will be associated and trade with the Common Stock. The value, if any, of the Rights will be reflected in the market price of the Common Stock.

EXPLANATORY NOTE

          This Form S-8 Registration Statement relates to 500,000 shares of common stock of Countrywide Credit Industries, Inc., par value $.05 per share (the "Common Stock"), which may be issued under our 1999 Employee Stock Purchase Plan (the "ESPP").

                                   PART I

          The documents containing information specified by Part I of this Registration Statement will be sent or given to participants in the ESPP as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission under the Securities Act. Such document(s) are not required to be filed with the SEC but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part
II) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

          References  to  "the  Company"  shall  mean  Countrywide   Credit
Industries, Inc., a Delaware corporation.

                                  PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          Item 3. Incorporation of Documents by Reference

          We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Reports, proxy and information statements and other information concerning us can also be inspected at the offices of the New York Stock Exchange and the Pacific Stock Exchange.

          The SEC allows us to "incorporate by reference" information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Registration Statement, and later information that we file with the SEC will automatically update this Registration Statement. We incorporate by reference the following documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering:

          (a)  The   description  of  our  common  stock  included  in  our
               registration statement on Form 8-A, filed with the SEC on November 24, 1982;

          (b) Our Annual Report on Form 10-K for the fiscal year ended February 28, 1999, filed with the SEC on May 28, 1999;

          (c) Our Quarterly Report on Form 10-Q for the quarter ended May 31, 1999, filed with the SEC on July 15, 1999, as amended by Form 10-Q/A filed with the SEC on July 16, 1999; and

          (d)  Our  Current  Report on Form 8-K filed with the SEC on June
               21, 1999.

          Item 4. Description of Securities

          Not applicable.

          Item 5. Interests of Named Experts and Counsel

          The legality of the securities offered pursuant to this Registration Statement has been passed upon for the Company by Sandor E. Samuels, Esq., Managing Director, Legal, General Counsel and Secretary of the Company. Mr. Samuels [owns shares of Common Stock and] holds options to purchase shares of Common Stock of the Company.

          Item 6. Indemnification of Directors and Officers

          Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors, officers, employees and other individuals against expenses, judgments, fines, and amounts paid in settlement in connection with specified non-derivative actions, suits, proceedings or investigations if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. In addition, with respect to any criminal action or proceeding such director must have had no reasonable cause to believe that his or her conduct was unlawful. In the case of derivative actions, a similar standard is applicable except that indemnification only extends to expenses incurred in connection with the defense or settlement of such action. In addition, the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The DGCL provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, stockholder or director vote, agreement, or otherwise.

          Article SIXTH of the Company's Certificate of Incorporation provides that the Company may indemnify its directors and officers to the full extent permitted by the DGCL. Article VIII of the Company's Bylaws provides that the Company will indemnify its directors and officers against any threatened, pending or completed action, suit or proceeding or investigation brought against such directors and officers by reason of the fact that such persons were directors or officers, provided that such persons acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interest of the Company. However, in the case of actions brought by or in the right of the Company, no indemnification is permitted for any claim, issue or matter where any such director or officer was found to be liable to the Company, unless the court determines that such person is entitled to indemnification. The Company's Bylaws also state that the indemnification provisions are not exclusive of any other rights that the directors and officers may have under other Bylaw provisions, agreements, votes of stockholders or disinterested directors or otherwise. In addition, the Company has entered into indemnity agreements with each of its directors and executive officers. The agreements provide that such individuals are indemnified by the Company up to an aggregate limit of $5,000,000 for any claims made against such individuals based on any act, omission or breach of duty committed while acting as a director or officer. The agreements do not cover cases involving dishonesty or improper personal benefit. The Company also maintains an insurance policy under which its directors and officers are insured against certain liabilities which might arise out of their relationship with the Company as directors and officers. Article SEVENTH of the Company's Certificate of Incorporation provides that a director of the Company will have no personal liability to the Company or its stockholders for monetary damages for breach of his fiduciary duty of care as a director to the full extent permitted by the DGCL.

          Item 7. Exemption from Registration Claimed

          Not applicable.

          Item 8. Exhibits

EXHIBIT NO.                  DESCRIPTION OF EXHIBIT
-----------                  ----------------------

4.1 Restated Certificate of Incorporation of Countrywide Credit Industries, Inc. (incorporated by reference to
                    Exhibit 4.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1987).

4.2 Bylaws of Countrywide Credit Industries, Inc., as amended and restated (incorporated by reference to Exhibit 3 to the Company's Current Report on Form 8-K filed with the SEC on February 10, 1988).

4.2.1 Amendment to Bylaws of Countrywide Credit Industries, Inc. dated January 28, 1998 (incorporated by reference to Exhibit 3.3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1998).

4.2.2 Amendment to Bylaws of Countrywide Credit Industries, Inc. dated February 3, 1998 (incorporated by reference to Exhibit 4.4.2 to the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1998).

4.3 Rights Agreement, dated as of February 10, 1988, between Countrywide Credit Industries, Inc. and Bank of America NT & SA, as Rights Agent (incorporated by reference to Exhibit 4 to the Company's Registration Statement on Form 8-A filed with the SEC on February 12, 1988).

4.3.1 Amendment No. 1 to Rights Agreement dated as of March 24, 1992 (incorporated by reference to Exhibit 1 to the Company's Form 8 filed with the SEC on March 27, 1992).

4.4 Specimen Certificate of the Company's Common Stock (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed with the SEC on February 6, 1987).

4.6*                Countrywide Credit Industries, Inc. 1999 Employee Stock
                    Purchase Plan.

5.1* Opinion of Sandor E. Samuels, Managing Director, Legal, General Counsel and Secretary of the Company as to the legality of securities being registered.

23.1*               Consent of Grant Thornton LLP, Independent Auditors.

23.2 Consent of Sandor E. Samuels (included in Opinion filed as Exhibit 5.1).

----------------------
*   filed herewith

          Item 9. Undertakings

          The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided,  however,  that the undertaking set forth in paragraphs
          (i) and (ii) above do not apply if the information required to be included in such post-effective amendment is contained in periodic reports filed by the Company pursuant to Section 13 or
          Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Calabasas, State of California, on September 20, 1999.

                                     Countrywide Credit Industries, Inc.


                                      /s/ Angelo R. Mozilo
                                     -------------------------------------
                                     By: Angelo R. Mozilo, Chief Executive
                                         Officer, Chairman of the Board





                             POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of Countrywide Credit Industries, Inc., a Delaware corporation, hereby constitute and appoint Angelo R. Mozilo, David S. Loeb, Stanford L. Kurland and Carlos M. Garcia, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and any additional registration statements pursuant to Instruction E to Form S-8 and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies, approves and confirms all that his or her said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant  to  the   requirements  of  the  Securities  Act,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                      Title                                     Date
---------                      -----                                     ----


/s/ Angelo R. Moilo
--------------------------     Chief Executive Officer,          September 20, 1999
Angelo R. Mozilo               Chairman of the Board of
                               Directors and
                               Director (Principal Executive
                               Officer)

/s/ David S. Loeb
--------------------------     President and Director            September 20, 1999
David S. Loeb


/s/ Carlos M. Garcia
--------------------------     Managing Director, Finance;       September 20, 1999
Carlos M. Garcia               Chief Financial Officer and
                               Chief Accounting Officer
                               (Principal Financial Officer
                               and Principal Accounting Officer)
/s/ Jeffrey M. Cunningham
--------------------------     Director                          September 20, 1999
Jeffrey M. Cunningham


/s/ Robert J. Donato
--------------------------     Director                          September 20, 1999
Robert J. Donato


/s/ Michael E. Dougherty
--------------------------     Director                          September 20, 1999
Michael E. Dougherty


/s/ Ben M. Enis
--------------------------     Director                          September 20, 1999
Ben M. Enis


/s/ Edwin Heller
--------------------------     Director                          September 20, 1999
Edwin Heller


/s/ Harley W. Snyder
--------------------------     Director                          September 20, 1999
Harley W. Snyder

                             Index to Exhibits

EXHIBIT NO.                  DESCRIPTION OF EXHIBIT
-----------                  ----------------------

4.1 Restated Certificate of Incorporation of Countrywide Credit Industries, Inc. (incorporated by reference to
                    Exhibit 4.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1987).

4.2 Bylaws of Countrywide Credit Industries, Inc., as amended and restated (incorporated by reference to Exhibit 3 to the Company's Current Report on Form 8-K filed with the SEC on February 10, 1988).

4.2.1 Amendment to Bylaws of Countrywide Credit Industries, Inc. dated January 28, 1998 (incorporated by reference to Exhibit 3.3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1998).

4.2.2 Amendment to Bylaws of Countrywide Credit Industries, Inc. dated February 3, 1998 (incorporated by reference to Exhibit 4.4.2 to the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1998).

4.3 Rights Agreement, dated as of February 10, 1988, between Countrywide Credit Industries, Inc. and Bank of America NT & SA, as Rights Agent (incorporated by reference to Exhibit 4 to the Company's Registration Statement on Form 8-A filed with the SEC on February 12, 1988).

4.3.1 Amendment No. 1 to Rights Agreement dated as of March 24, 1992 (incorporated by reference to Exhibit 1 to the Company's Form 8 filed with the SEC on March 27, 1992).

4.4 Specimen Certificate of the Company's Common Stock (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed with the SEC on February 6, 1987).

4.6*                Countrywide Credit Industries, Inc. 1999 Employee Stock
                    Purchase Plan.

5.1* Opinion of Sandor E. Samuels, Managing Director, Legal, General Counsel and Secretary of the Company as to the legality of securities being registered.

23.1*               Consent of Grant Thornton LLP, Independent Auditors.

23.2 Consent of Sandor E. Samuels (included in Opinion filed as Exhibit 5.1).

----------------------
*   filed herewith